Exhibit 99.1

Hyperfine Reports Record Preliminary Third Quarter Revenue of Approximately $6.0 Million & Reaffirms Full Year 2026 Revenue Outlook of Approximately $20 to $22 Million

Preliminary Revenue Represents 53% Sequential Quarterly Growth; Company Reaffirms 2026 Financial Guidance and Expects Quarter-End Cash and Cash Equivalents of Approximately $37.9 Million

Guilford, CONN. – October 8, 2026 – Hyperfine, Inc. (Nasdaq: HYPR), the groundbreaking health technology company that has redefined brain imaging with the first FDA-cleared AI-powered portable MRI system for the brain—the Swoop® system—today announced preliminary, unaudited revenue, net cash burn, and cash and cash equivalents for the third quarter ended September 30, 2026.

“Our preliminary third-quarter results demonstrate that execution of our commercial strategy is driving meaningful growth. Momentum was strong across our three commercial verticals, with new and follow-on orders from health systems, expansion across hospital sites of care, adoption in office-based, wellness and longevity, and mobile settings, and the rollout of our Model 2 Swoop system in international markets,” said Maria Sainz, President and Chief Executive Officer of Hyperfine, Inc. “Preliminary expected revenue of approximately $6.0 million represents a significant step up, with 53% sequential growth, while strong operating discipline is reflected in lower cash burn. As we enter the decade of brain health and the use of our unique portable scanner expands, accessible brain imaging integrated in the AI ecosystem can be an engine to enable further access to timely brain care and routine brain wellness.”

Third Quarter 2026 Preliminary, Unaudited Financial Results

•	Preliminary, unaudited revenue for the third quarter of 2026 is expected to be approximately $6.0 million, representing growth of 53% sequentially compared to the second quarter of 2026.

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Preliminary, unaudited net cash burn, excluding financing proceeds, for the third quarter of 2026 is expected to be approximately $5.6 million[1], representing a 29% sequential improvement compared to the second quarter of 2026. The Company did not raise any financing proceeds during the third quarter of 2026.

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Preliminary unaudited third-quarter revenue is expected to exceed preliminary unaudited third-quarter net cash burn for the first time, marking an important milestone in the Company’s continued growth and operating leverage.

Nine Months Ended September 30, 2026 Preliminary, Unaudited Financial Results

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Preliminary, unaudited revenue for the nine months ended September 30, 2026 is expected to be approximately $13.8 million, representing growth of 66% compared to the nine months ended September 30, 2025.

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Preliminary, unaudited net cash burn, excluding financing proceeds, for the nine months ended September 30, 2026 is expected to be approximately $22.2 million[1], representing a 8% improvement compared to the nine months ended September 30, 2025.

•	Preliminary, unaudited cash and cash equivalents as of September 30, 2026 are expected to be approximately $37.9 million.

2026 Financial Guidance

•	Management continues to expect revenue for the full year 2026 to be approximately $20 to $22 million, representing 55% growth at the midpoint as compared to full year 2025.

•

Management continues to expect net cash burn, excluding financing proceeds, for the full year 2026 to be approximately $26 to $28 million[1], representing a 10% decline at the midpoint as compared to full year 2025.

Hyperfine expects to provide complete third quarter 2026 financial results during its third quarter 2026 earnings call on November 9, 2026.

[1]

Net cash burn is calculated as change in cash and cash equivalents less net financing proceeds, including net proceeds from shares issued under the Company’s “at-the-market” offering program, the Company’s February 2025 registered direct offering, the Company’s October 2025 underwritten public offering, and the Company’s March 2026 debt financing. Cash and cash equivalents were $40.8 million as of March 31, 2026 and $43.5 million as of June 30, 2026 and are preliminarily expected, on an unaudited basis, to be approximately $37.9 million as of September 30, 2026; net financing proceeds in the aggregate were $10.6 million for the quarter ended June 30, 2026 and $0.0 million for the quarter ended September 30, 2026. Cash and cash equivalents were $37.6 million as of December 31, 2024, $21.6 million as of September 30, 2025, and $35.1 million as of December 31, 2025, and preliminary, unaudited are expected to be approximately $37.9 million as of September 30, 2026; net financing proceeds in the aggregate were $8.1 million for the nine months ended September 30, 2025, and preliminary, unaudited are expected to be approximately $25.0 million for the nine months ended September 30, 2026. Net financing proceeds in the aggregate were $27.3 million for the year ended December 31, 2025. All quarterly numbers presented herein are unaudited. The Company has not provided a reconciliation of full year 2026 net cash burn guidance to forward-looking net change in cash and cash equivalents, because the amount and timing of future financing proceeds cannot be predicted without unreasonable efforts.

About the Swoop® Portable MRI Systems

The Swoop® Portable MR Imaging® Systems are U.S. Food and Drug Administration (FDA) cleared for brain imaging of patients of all ages. They are portable, ultra-low-field magnetic resonance imaging devices for producing images that display the internal structure of the head where full diagnostic examination is not clinically practical. When interpreted by a trained physician, these images provide information that can be useful in determining a diagnosis.

About Hyperfine, Inc.

Hyperfine, Inc. (Nasdaq: HYPR) is the groundbreaking health technology company that has redefined brain imaging with the Swoop® system—the first FDA-cleared, portable, ultra-low-field, magnetic resonance brain imaging system capable of providing imaging at multiple points of professional care. The mission of Hyperfine, Inc. is to revolutionize patient care globally through transformational, accessible, clinically relevant diagnostic imaging. Founded by Dr. Jonathan Rothberg in a technology-based incubator called 4Catalyzer, Hyperfine, Inc. scientists, engineers, and physicists developed the Swoop® system out of a passion for redefining brain imaging methodology and how clinicians can apply accessible diagnostic imaging to patient care. For more information, visit HyperfineMRI.com.

The Hyperfine logo, Swoop, and Portable MR Imaging are registered trademarks of Hyperfine, Inc. The Swoop logo, Optive AI logo, and Optive AI are trademarks of Hyperfine, Inc.

Use of Non-GAAP Financial Information

Hyperfine, Inc. has presented certain financial information in accordance with U.S. GAAP and on a non-GAAP basis. The non-GAAP financial measure included in this press release is net cash burn. Management uses this non-GAAP financial measure, in addition to GAAP financial measures, as a measure of operating performance because the non-GAAP financial measure does not include the impact of items that management does not consider indicative of Hyperfine, Inc.’s core operating performance. Management believes that this non-GAAP financial measure, taken in conjunction with GAAP financial measures, provides useful information for both management and investors by excluding certain financing proceeds that are not indicative of the Company’s core operating results. Management uses non-GAAP measures to compare the Company’s performance relative to forecasts and strategic plans and to benchmark the Company’s performance externally against competitors. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the Company’s operating results as reported under U.S. GAAP. Hyperfine, Inc. encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. The reconciliation between the most directly comparable GAAP measure, net change in cash and cash equivalents, and historical non-GAAP net cash burn is presented above. A reconciliation of the Company’s full-year 2026 net cash burn guidance to the most directly comparable GAAP measure is not provided because the Company is unable to predict certain components of such measure, including future financing proceeds, without unreasonable efforts. Future financing proceeds could cause the Company’s actual net change in cash and cash equivalents to differ materially from its net cash burn guidance.

Preliminary Financial Information

The preliminary financial information included in this press release is unaudited and is subject to completion of Hyperfine, Inc.’s quarter-end closing procedures and further financial review. Actual results may differ from these estimates as a result of the completion of quarter-end closing procedures, review adjustments and other developments that may arise between now and the time such financial information for the period is finalized. As a result, these estimates are preliminary, may change and constitute forward-looking information and, as a result, are subject to risks and uncertainties. These preliminary estimates should not be viewed as a substitute for full financial statements prepared in accordance with United States generally accepted accounting principles, and they should not be viewed as indicative of Hyperfine Inc.’s results for any future period. Hyperfine, Inc.’s independent registered public accountants have not audited, reviewed, compiled, or performed any procedures with respect to these estimated financial results and, accordingly, do not express an opinion or any other form of assurance with respect to these preliminary estimates.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Actual results of Hyperfine, Inc. (the “Company”) may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations about the Company’s financial and operating results, including the Company’s expected revenue, cash position, and cash burn, the Company’s goals and commercial plans, the benefits of the Company’s products and services, and the Company’s future performance, including its financial performance, and its ability to implement its strategy, including its entrance into new markets. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the completion of the Company’s quarter-end closing procedures for the financial period ended September 30, 2026; the success, cost and timing of the Company’s product development and commercialization activities, including the degree that the Swoop® system is accepted and used by healthcare professionals across multiple sites of care in the hospital, office-based, wellness and longevity, and mobile settings, and international markets; the inability to maintain the listing of the Company’s Class A common stock on the Nasdaq Stock Market; the Company’s inability to grow and manage growth profitably and retain its key employees; changes in applicable laws or regulations; the inability of the Company to raise financing in the future; the inability of the Company to progress on product advancements and improvements; the inability of the Company to obtain and maintain regulatory clearance or approval for its products, and any related restrictions and limitations of any cleared or approved product; the inability of the Company to identify, in-license or acquire additional technology; the inability of the Company to maintain its existing or future license, manufacturing, supply and distribution agreements and to obtain adequate supply of its products; the inability of the Company to compete with other companies currently marketing or engaged in the development of products and services that the Company is currently marketing or developing; the size and growth potential of the markets for the Company’s products and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of the Company’s products and services and reimbursement for medical procedures conducted using the Company’s products and services; anticipated National Institutes of Health funding pressures; the effect of U.S. export controls and tariffs; the Company’s estimates regarding expenses, revenue, capital requirements and needs for additional financing; the Company’s financial performance; and other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission, including those under

“Risk Factors” therein. The Company cautions readers that the foregoing list of factors is not exclusive and that readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Contacts

Media Contact

Devin Zell

Hyperfine

dzell@hyperfine.io

Investor Contact

Webb Campbell

Gilmartin Group LLC

webb@gilmartinir.com

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